UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2024 bleuacacia ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41074	98-1582905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue New York, New York	10110
(Address of principal executive offices)	(Zip Code)

(212) 935-5599
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	BLEUU	The Nasdaq Stock Market LLC

Class A ordinary shares, $0.0001 par value per share	BLEU	The Nasdaq Stock Market LLC

Rights to acquire one-sixteenth of one Class A ordinary share	BLEUR	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLEUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2023 bleuacacia ltd (“bleuacacia” or the “Company”) and bleuacacia sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) entered into a non-redemption agreement (the “Non-Redemption Agreement”) with an unaffiliated third party, pursuant to which such third party agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 150,000 Class A ordinary shares of the Company (“Non-Redeemed Shares”) in connection with the Extension Amendment Proposal (as defined below in Item 5.03). In exchange for the foregoing commitment not to redeem such Class A ordinary shares, the Sponsor agreed to transfer an aggregate of 45,000 Class B ordinary shares of the Company held by the Sponsor to such third party immediately following consummation of an initial business combination if such third party continued to hold such Non-Redeemed Shares through the extraordinary general meeting of bleuacacia held on January 2, 2024 (the “Shareholder Meeting”). The Non-Redemption Agreement increased the amount of funds that remain in the Company’s trust account following the Shareholder Meeting.

As previously disclosed, on December 22, 2023 and December 27, 2023, the Company and the Sponsor entered into non-redemption agreements with three unaffiliated third parties. In total, the Company and the Sponsor entered into non-redemption agreements with four unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 534,929 Class A ordinary shares of the Company, in exchange for an aggregate of 160,479 Class B ordinary shares which the Sponsor agreed to transfer to such third parties immediately following consummation of an initial business combination if such third parties continued to hold such Class A ordinary shares of the Company through the Shareholder Meeting.

The foregoing summary of the non-redemption agreements does not purport to be complete and is qualified in its entirety by reference to the form of non-redemption agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing

As previously disclosed in the Current Report on Form 8-K filed with the SEC on July 10, 2023 (the “Initial Deficiency 8-K”), the Company had received written notice dated July 5, 2023 from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it was not then in compliance with a continued listing requirement to maintain a minimum Market Value of Listed Securities of $50,000,000, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) and, subject to the Staff’s determination of the Company’s ability to cure such deficiency—either by regaining compliance or by transferring its listed securities to the Nasdaq Capital Market (the “Capital Market”)—within the 180 calendar day compliance period as set forth in Nasdaq Listing Rule 5810(c)(3)(C), its listed securities may be subject to delisting following receipt of an additional written notice to such effect issued by the Staff, appealable by the Company to Nasdaq’s Hearings Panel.

The 180 calendar day compliance period expired on January 2, 2024.  As of the date hereof, however, the Company is not in receipt of such additional written notice and continues to consider its available options to cure the deficiency, including measures in furtherance of demonstrating its capacity to satisfy the requirements necessary to timely transfer its listed securities to the Capital Market.

Although the expiration of the 180 calendar day compliance period has no immediate effect on the listing or trading of the Company’s Class A ordinary shares, which continue to trade on The Nasdaq Global Market under the symbol “BLEU,” there can be no assurance that the Company will be able to regain compliance with applicable listing requirements in order to maintain its current listing or satisfy the requirements necessary to timely transfer its listed securities to the Capital Market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 2, 2024 bleuacacia held the Shareholder Meeting at which bleuacacia’s shareholders approved proposals to amend bleuacacia’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to (i) extend the date (the “Termination Date”) by which bleuacacia has to consummate a business combination (the “Articles Extension”) from February 22, 2024 to November 22, 2024 (the “Articles Extension Date”), or such earlier date as the Company’s board of directors may approve in accordance with the Memorandum and Articles of Association (the “Extension Amendment Proposal”); and (ii) to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert their Class B ordinary shares into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder (the “Founder Share Amendment Proposal”). The Extension Amendment Proposal and Founder Share Amendment Proposal are described in more detail in bleuacacia’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 13, 2023, as amended and supplemented (the “Proxy Statement”). The final voting results for the Extension Amendment Proposal and Founder Share Amendment Proposal are indicated below. In addition, on January 2, 2024, following the approval of the proposals described above, the Company adopted the amendement to the Articles, effective the same day.

The foregoing description is qualified in its entirety by reference to the amendment to the Amended and Restated Memorandum and Articles of Association (as amended thereby, the “Articles”), a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information disclosed under Item 5.03 of this Current Report is incorporated by reference into this Item 5.07.

At the Shareholder Meeting, there were 7,944,789 ordinary shares of bleuacacia present in person, virtually over the internet or represented by proxy, representing 93.64% of the outstanding ordinary shares of bleuacacia as of December 7, 2023, the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Extension Amendment Proposal and the Founder Share Amendment Proposal and the voting results for the proposals were as follows:

Extension Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
7,679,124	265,665	0

Redemption Limitation Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
7,729,029	215,760	0

As there were sufficient votes to approve the Extension Amendment Proposal and the Founder Share Amendment Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01	Other Events

In connection with the vote to approve the Extension Amendment Proposal, holders of 928,553 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.74 per share, for an aggregate redemption amount of approximately $9.97 million. As a result, approximately $9.97 million has been removed from the trust account established by the Company in connection with its initial public offering to redeem such shares and 655,466 Class A ordinary shares of the Company remain outstanding after the redemption. Approximately $7.04 million remains in the trust account.

In addition, certain of the Company’s initial shareholders, including the Sponsor and certain of its directors (the “Initial Shareholders”) have notified the Company of their intention to convert on a one-for-one basis 3,110,000 Class B ordinary shares into Class A ordinary shares (the “Conversion”) pursuant to the Articles. As a result of such Conversion, which is expected to be consummated on, or promptly following, the date hereof, approximately 3.75 million Class A ordinary shares and 3.79 million Class B ordinary shares will be issued and outstanding, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of bleuacacia ltd filed with the SEC on December 22, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

bleuacacia ltd

	By:	/s/ Thomas Northover
	Name:	Thomas Northover
	Title:	Executive Director